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                   AMENDMENT 1 TO REVOLVING CREDIT AGREEMENT

     THIS AMENDMENT is entered into as of this 25th day of May, 1999 between ARI Network Services, Inc. ("ARI") and Briggs & Stratton Corporation ("BSC").

                                   BACKGROUND

     ARI and BSC have entered into a Revolving Credit Agreement (the "Agreement") dated September 15, 1998, and the parties wish to extend the Termination Date of the Agreement.

     NOW, THEREFORE, the parties agree as follows:

1.   The first sentence of Paragraph 1.1 is amended to read as such:

       Prior to October 31, 1999 (the "Termination Date"), or such earlier date as BSC demands payment of any loans made hereunder in accordance with the
  Article III hereof, BSC shall, subject to the terms hereof, make loans to ARI from time to time up to the aggregate principal amount outstanding of the lesser of (a) $250,000 or (b) such lesser amount as may be available hereunder pursuant to Section 1.4 hereof.

2. The Note as originally executed is hereby canceled and restated as set forth on Exhibit A attached hereto.

3. Except as set forth herein, the Agreement shall remain in full force and effect.


ARI NETWORK SERVICES, INC.                   BRIGGS AND STRATTON CORPORATION


By:     /s/ Mark L. Koczela                  By:      /s/ Todd Teske
        ---------------------                         -------------------------


Title:  V.P. Business Development            Title:    Controller
        -------------------------                      ------------------------

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                                    EXHIBIT A
                                       TO
                           REVOLVING CREDIT AGREEMENT

                                  RESTATED NOTE

$250,000.00                                                         May 25, 1999

         FOR VALUE RECEIVED, ARI NETWORK SERVICES, INC. ("Maker"), hereby unconditionally promises to pay on October 31, 1999, to the order of BRIGGS & STRATTON CORPORATION ("Payee") in immediately available funds at Payee's office in Milwaukee, Wisconsin, or such other address as Payee may from time to time direct, without any abatement, setoff, reduction, defense or counterclaim except as set forth herein, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) or such lesser amount as is actually disbursed and remains outstanding under the Credit Agreement (as hereinafter defined).

         Maker also unconditionally promises to pay interest in the same manner on the unpaid principal amount from time to time outstanding on the first day of each month commencing October 1, 1998, and on any other dates as principal is paid hereunder. The unpaid principal shall bear interest from the date hereof until paid, computed on the basis of the actual number of days elapsed over a three hundred sixty (360) day year, at an annual rate equal to the Prime Rate (as defined in the Credit Agreement) plus 2.0% per annum.

         This Note may be prepaid in whole or in part at any time without premium or penalty.

         This Note may be declared due prior to its expressed maturity date, all in the events, on the terms and in the manner provided for in that certain Revolving Credit Agreement dated September 15, 1998 and amended on the date hereof between the Maker and the Payee (the "Credit Agreement").

         Maker hereby waives presentment, protest, demand, and notice of any kind.

         Without affecting the liability of Maker, the holder of this Note may without notice, renew or extend the time for payment, accept partial payments, release or impair collateral security for the payment of this Note or agree not to sue any party liable on it. The remedies of Payee may be pursued singly, successively, or together, at the sole discretion of Payee and may be exercised as often as Payee chooses in its discretion. No action of Payee or failure to act by Payee, including any failure to exercise any right, remedy or recourse, shall be effective as a waiver of any right of Payee hereunder, unless set forth in a written document executed by Payee, and then only to the extent specifically recited therein.


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         Maker agrees to pay all costs of collection and enforcement, including reasonable attorneys' fees, of Payee. This Note shall be construed and enforced in accordance with the internal laws of the State of Wisconsin.



                                            ARI NETWORK SERVICES, INC.


                                            By:__________________________

                                            Its:__________________________





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